NL INDUSTRIES, INC.               Contact:  Gregory M. Swalwell
Three Lincoln Centre                        Vice President,  Finance and Chief
5430 LBJ Freeway, Suite 1700                Financial Officer
Dallas, Texas   75240-2697                  (972) 233-1700
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PRESS RELEASE
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FOR IMMEDIATE RELEASE



           NL INDUSTRIES, INC. ANNOUNCES 2004 FOURTH QUARTER DIVIDEND


     DALLAS, TEXAS - October 21, 2004 - NL Industries, Inc. (NYSE: NL) announced that its board of directors has declared a regular quarterly dividend of twenty cents per share on its common stock. The dividend will be paid in the form of common stock of Kronos Worldwide, Inc. (NYSE: KRO) owned by NL, valued based on the closing sales price of Kronos Worldwide common stock on October 20, 2004 of $39.12 per share. The dividend is payable on December 29, 2004 to shareholders of record at the close of business on December 13, 2004. Shareholders will receive cash in lieu of fractional shares of Kronos Worldwide common stock.

     NL Industries, Inc. is a major international producer of titanium dioxide pigments through its subsidiary, Kronos Worldwide.